Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

F. BRAD DENARDO, PRESIDENT & CEO

(540) 951-6213   bdenardo@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. DECLARES SEMI-ANNUAL DIVIDEND

BLACKSBURG, VA, NOVEMBER 14, 2018: The Board of Directors of National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today approved payment on December 3, 2018 of a semi-annual dividend of $0.63 per share to all stockholders of record as of November 26, 2018. This dividend payment compares to $0.61 per share paid to stockholders on December 1, 2017. F. Brad Denardo, President & CEO said, "Our community banking model continues to deliver good results in 2018. We are thankful for our shareholders’ support and the opportunity to provide them with a solid return on their investment.”

National Bankshares, Inc. also announced today that its Board of Directors approved an amendment to its stock repurchase program authorizing management to repurchase up to an additional 150,000 shares of National Bankshares, Inc. common stock. This authorization expands the 100,000 share repurchase program that was approved on May 9, 2018, bringing the total authorized repurchase amount to 250,000 shares through May 31, 2019. The Company’s management has not yet determined how many shares, if any, might be purchased under the continued stock repurchase plan.

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 25 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

 Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com